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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Energy Fuels Inc.

We consent to the incorporation by reference in the registration statement on Form S-3 of Energy Fuels Inc. of our report dated March 8, 2017, with respect to the consolidated balance sheet of Energy Fuels Inc. as of December 31, 2016, and the related consolidated statements of operations and comprehensive loss, changes in equity and cash flows for each of the years in the two-year period ended December 31, 2016, which report appears in the December 31, 2017 Annual Report on Form 10-K of Energy Fuels Inc. and the reference to our firm under the heading “Experts” in the registration statement on Form S-3.

Chartered Professional Accountants, Licensed Public Accountants
August 16, 2018
Toronto, Canada

KPMG LLP is a Canadian limited liability partnership and a
member firm of the KPMG network of independent member
firms affiliated with KPMG International Cooperative (“KPMG
International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.